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SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2001

VYSIS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-23659 (Commission File Number)	36-3803405 (I.R.S. Employer Identification No.)
3100 Woodcreek Drive Downers Grove, Illinois (Address of principal executive offices)	60515 (Zip Code)

Registrant's telephone number, including are code: (630) 271-7000

Not Applicable (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

    On August 4, 2001, Vysis, Inc. sold to Neogen Corporation substantially all of the assets, while retaining substantially all of the liabilities, of its wholly owned subsidiary Gene-Trak Systems Industrial Diagnostics Corporation ("Gene-Trak") for approximately $3.5 million. Gene-Trak manufactured and marketed food testing kits based on deoxyribonucleic acid ("DNA") probes.

Item 7.  Exhibits

2.1
Asset Purchase Agreement, dated as of August 4, 2001, by and among Vysis, Inc., Gene-Trak, Inc., Gene-Trak Systems Industrial Diagnostics Corporation and Neogen Corporation.

  The schedules and exhibits to the foregoing agreement, a listing of which are included therein, have not been filed herewith. The schedules and exhibits will be furnished supplementally to the Securities and Exchange Commission upon request.

2

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 17, 2001	VYSIS, INC.
	By:	/s/ JOHN R. SLUIS John R. Sluis Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated as of August 4, 2001, by and among Vysis, Inc., Gene-Trak, Inc., Gene-Trak Systems Industrial Diagnostics Corporation and Neogen Corporation.

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  Item 2. Acquisition or Disposition of Assets
  Item 7. Exhibits
SIGNATURES
Exhibit Index